UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 5, 2005

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0001260793	56-2356626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, MA 02108-4406

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (617) 624-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 5, 2005, Boston Capital Real Estate Investment Trust, Inc. (the “Company”) entered into an Agreement to Extend the Maturity Date (the “Extension Agreement”) with BCP Funding, LLC, our affiliate and an affiliate of our Advisor, Boston Capital REIT Advisors, LLC (“BCP Funding”), which extends the maturity date  (the “Maturity Date”) of the Company’s affiliate line of credit set forth in that certain Loan Agreement, dated May 31, 2003, between the Company and BCP Funding (the “Loan Agreement”), which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-11 on December 22, 2003, from January 1, 2006 to January 1, 2007.  The Company has agreed to pay BCP Funding a fee of $100,000 in connection with the extension of the Maturity Date.  The remaining terms and conditions of the Loan Agreement remain unchanged.

A copy of the Extension Agreement is attached as an exhibit hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Exhibit

99.1

Agreement to Extend the Maturity Date, dated as of December 5, 2005, between Boston Capital Real Estate Investment Trust, Inc. and BCP Funding, LLC (Previously filed as Exhibit 10.37 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (Registration No. 333-108426) on December 7, 2005 and incorporated herein by reference.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2005	BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

	By:	/s/ Marc N. Teal
	Name:	Marc N. Teal
	Title:	Chief Financial Officer

Exhibit Index

99.1

Agreement to Extend the Maturity Date, dated as of December 5, 2005, between Boston Capital Real Estate Investment Trust, Inc. and BCP Funding, LLC (Previously filed as Exhibit 10.37 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (Registration No. 333-108426) on December 7, 2005 and incorporated herein by reference.)